As filed with the Securities and Exchange Commission on February 27, 2015

Registration No. 333-201737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

NO. 333-201737

Under

The Securities Act of 1933

Medtronic plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-1183488
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

Medtronic plc Savings and Investment Plan

Medtronic plc Puerto Rico Employees’ Savings and Investment Plan

(Full Titles of the Plans)

Keyna P. Skeffington, Esq.

Medtronic plc

c/o Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Name, address and telephone number, including area code, of agent for service )

Copy to:

Pamela L. Marcogliese, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-8 (the “Registration Statement”) of Medtronic plc (the “Registrant”) (File No. 333-201737) filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2015, relating, in part, to the registration of ordinary shares, nominal par value $0.0001 per share (the “Ordinary Shares”), of the Registrant to be offered and sold under the Medtronic plc Savings and Investment Plan (formerly the Medtronic, Inc. Savings and Investment Plan) (the “U.S. Plan”), the Medtronic plc Puerto Rico Employees’ Savings and Investment Plan (formerly the Medtronic Puerto Rico Employees’ Savings and Investment Plan) (the “Puerto Rico Plan”) (together, the “Plans”), together with an indeterminate amount of interests to be offered or sold pursuant to the Plans.

This Post-Effective Amendment No. 1 is being filed solely for the purpose of incorporating by reference in the Registration Statement the latest annual report of each of the Plans filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed with the SEC are hereby incorporated by reference in the Registration Statement:

(a) The U.S. Plan’s Annual Report on Form 11-K for the fiscal year ended April 30, 2014, filed with the Commission on October 21, 2014; and

(b) The Puerto Rico Plan’s Annual Report on Form 11-K for the fiscal year ended April 30, 2014, filed with the Commission on October 21, 2014.

All documents that the Registrant or the Plans file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of the Registration Statement, but prior to the filing of a post-effective amendment to the Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in the Registration Statement shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated in the Registration Statement by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of the Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

For the list of exhibits, see the Exhibit Index to this Post-Effective Amendment No. 1, which is incorporated in this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on February 27, 2015.

Medtronic plc
(registrant)

By:	/s/ Bradley E. Lerman
	Name:	Bradley E. Lerman
	Title:	General Counsel

Pursuant to the requirements of the Securities Act of 1933, the registrant, as administrator of the plans named hereunder, has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on February 27, 2015.

MEDTRONIC PLC SAVINGS AND INVESTMENT PLAN

By:	/s/ Carol Surface
	Name:	Carol Surface
	Title:	Senior Vice President, Chief Human Resources Officer

MEDTRONIC PUERTO RICO EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

By:	/s/ Carol Surface
	Name:	Carol Surface
	Title:	Senior Vice President, Chief Human Resources Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on February 27, 2015.

Signature	Title

* Omar Ishrak	Chairman and Chief Executive Officer (principal executive officer)

* Gary L. Ellis	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

* Richard H. Anderson	Director

* Scott C. Donnelly	Director

* Shirley Ann Jackson, Ph.D.	Director

* Michael O. Leavitt	Director

* James T. Lenehan	Director

* Elizabeth G. Nabel	Director

* Denise M. O’Leary	Director

* Kendall J. Powell	Director

* Robert C. Pozen	Director

* Preetha Reddy	Director

* Craig Arnold	Director

* Randall J. Hogan, III	Director

* BY:	/s/ Bradley E. Lerman
Bradley E. Lerman, attorney-in-fact

Authorized Representative in the United States:

/s/ Keyna P. Skeffington, Esq.
Name:	Keyna P. Skeffington, Esq.
Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.5	Consent of McGladrey LLP with respect to the Medtronic plc Savings and Investment Plan *

23.6	Consent of McGladrey LLP with respect to the Medtronic plc Puerto Rico Employees’ Savings and Investment Plan *

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-8 of Medtronic plc on Form S-8 (File No. 333-201737) filed with the Commission on January 28, 2015)

*	Filed herewith